Exhibit 99.1

Caliber Purchases $6.5 Million in Chainlink (LINK) Tokens , Aligning Treasury With Chainlink Reserve

Second acquisition under Digital Asset Treasury strategy positions Caliber alongside Chainlink’s infrastructure-first vision and marks the beginning of a growing LINK treasury

SCOTTSDALE, AZ, September 18, 2025 – Caliber (NASDAQ: CWD), a diversified real estate and digital asset management platform, today announced it has completed a $6.5 million purchase of Chainlink (LINK) tokens as part of its Digital Asset Treasury (DAT) Strategy.

The Company acquired 278,011 LINK tokens at an average acquisition price of $23.38 per token (inclusive of fees and expenses). This marks Caliber’s first significant purchase and its second overall under the DAT Strategy, bringing Caliber total stake in LINK tokens to $6.7 million and making Caliber one of the largest publicly   traded holders of LINK. The Company is funding its LINK acquisitions through its existing shelf registration, cash reserves, and equity-based securities.

On August 7, 2025, Chainlink introduced the Chainlink Reserve, a strategic on-chain reserve of LINK designed to support the network’s long-term growth and sustainability. The Reserve is funded via Payment Abstraction, which converts enterprise and onchain revenues into LINK and adds them to the reserve. As of this announcement, Caliber’s LINK holdings are approximately equal to the Chainlink Reserve’s current balance, according to Chainlink’s public reserve dashboard.

“We intentionally structured this purchase to symbolically align our treasury with the Chainlink Reserve,” said Chris Loeffler, Chief Executive Officer of Caliber. “Our goal is to honor the infrastructure-first vision that Sergey Nazarov and the Chainlink team have consistently executed, and to reinforce our conviction that Chainlink’s oracle platform is foundational to the future of onchain finance. Importantly, this is only the beginning—we intend to continually grow our LINK reserve through disciplined, incremental acquisitions over time, building a material position in a way that is responsible, transparent, and sustainable.”

Caliber’s DAT Strategy is designed around gradual, measured acquisitions that allow the Company to dollar-cost-average its LINK purchases while generating long-term appreciation and staking yield. Over time, Caliber intends to build one of the largest LINK treasuries held by a public company.

Caliber is the first Nasdaq-listed company to publicly adopt a treasury strategy anchored in LINK. Through this initiative, Caliber provides its shareholders with transparent, mark-to-market exposure to LINK while positioning itself at the intersection of real asset infrastructure and digital asset infrastructure.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is a diversified alternative asset manager with over $2.9 billion in Managed Assets. For more than 16 years, Caliber has delivered value across market cycles with its private equity real estate investment platform, specializing in hospitality, multi-family residential, and industrial real estate. This includes the formation, operation and management of investment vehicles that acquire, develop, hold, and manage the servicing of commercial and residential real estate services.  In 2025, Caliber launched a Digital Asset Treasury strategy anchored in Chainlink (LINK). This initiative bridges real and digital asset investing, offering investors access through both publicly traded equity (Nasdaq: CWD) and Caliber’s private equity real estate funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber Investor Relations:

Ilya Grozovsky

+1 480-214-1915

Ilya@CaliberCo.com

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